UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 2, 2005


                                 The Knot, Inc.
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                        0-28271                13-3895178
(State or other Jurisdiction     (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                       Identification No.)

      462 Broadway, 6th Floor, New York, New York                    10013
       (Address of Principal Executive Offices)                   (Zip Code)

       Registrant's telephone number, including area code: (212) 219-8555

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          (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02.     Departure  of  Directors  or  Principal  Officers;   Election  of
               Directors; Appointment of Principal Officers.

On June 2, 2005, the board of directors of The Knot, Inc. (the "Company"), acting pursuant to authority granted by the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, increased the size of the board from five to six members. The board appointed Matthew Strauss as a Class I director to fill a vacancy existing on the board prior to the increase, and appointed Lisa Gersh Hall as a Class III director to the directorship created by the increase. As a Class I director, Mr. Strauss's term of office will expire at the Company's 2006 Annual Meeting of Stockholders. As a Class III director, Ms. Hall's term of office will expire at the Company's 2008 Annual Meeting of Stockholders.

The board also appointed Mr. Strauss to the board's compensation committee as Chairman, and appointed Ms. Hall to the board's audit committee.

There is no arrangement or understanding between Mr. Strauss and other persons pursuant to which Mr. Strauss was selected as a director. There is no arrangement or understanding between Ms. Hall and other persons pursuant to which Ms. Hall was selected as a director.

Mr. Strauss is Vice President of Content Development at Comcast Corporation. Under royalty-free license agreements with Comcast Cable Communications, LLC and Comcast Online, the Company provides video-on-demand programming content and certain editorial content for use by these affiliates of Comcast Corporation in connection with their cable and online properties. The Company entered into these agreements to build further brand recognition for The Knot.

Ms. Hall is the President, Chief Operating Officer and Co-Founder of The Oxygen Network run by Oxygen Media LLC ("Oxygen"). Under a letter agreement with Oxygen and an independent producer, the Company has collaborated with Oxygen in the creation and production of two television miniseries entitled "Real Weddings from The Knot." The letter agreement does not provide for any payments to be made between the Company and Oxygen. Through these reality-based television shows, The Knot expands the awareness of its brand and services to a broad national audience.

On June 6, 2005, the Company issued a press release announcing the board's appointment of Mr. Strauss and Ms. Hall. A copy of the Company's press release is attached as Exhibit 99.1 hereto, and is incorporated by reference into this report.


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Item 9.01.     Financial Statements and Exhibits.

         (c) Exhibits

               99.1     Press Release dated June 6, 2005.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      THE KNOT, INC.
                                      (Registrant)

 Date: June 6, 2005                   By: /s/ RICHARD E. SZEFC
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                                          Richard E. Szefc
                                          Chief Financial Officer, Treasurer and
                                          Secretary


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                                  EXHIBIT INDEX

    99.1     Press Release dated June 6, 2005.